Exhibit 24
Power of Attorney
WHEREAS, Avery Dennison Corporation, a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 29, 2007; and
WHEREAS, the undersigned is a director of the Company;
NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Daniel R. O’Bryant and Susan C. Miller, and each of them, as attorneys-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to execute the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective February 26, 2008.

Signature	Title	Date

/s/ Dean A. Scarborough Dean A. Scarborough	President and Chief Executive Officer, Director	February 26, 2008

Signature	Title	Date

/s/ Peter K. Barker	Director	February 26, 2008
Peter K. Barker

/s/ Rolf Börjesson	Director	February 26, 2008
Rolf Börjesson

/s/ John T. Cardis	Director	February 26, 2008
John T. Cardis

/s/ Richard M. Ferry	Director	February 26, 2008
Richard M. Ferry

/s/ Ken C. Hicks	Director	February 26, 2008
Ken C. Hicks

/s/ Kent Kresa	Chairman, Director	February 26, 2008
Kent Kresa

/s/ Peter W. Mullin	Director	February 26, 2008
Peter W. Mullin

/s/ David E. I. Pyott	Director	February 26, 2008
David E. I. Pyott

/s/ Patrick T. Siewert	Director	February 26, 2008
Patrick T. Siewert

/s/ Julia A. Stewart	Director	February 26, 2008
Julia A. Stewart

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